EXHIBIT 99.1

SELLAS Life Sciences Provides Business Update and Reports Third Quarter 2020 Financial Results

- Received IMPD Approval to Commence Enrollment in France for Pivotal Phase 3 Study of Galinpepimut-S in Acute Myeloid Leukemia patients -

- Strengthened Balance Sheet During Quarter with $9.2 million Financing -

NEW YORK, November 13, 2020 -- SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) ("SELLAS" or the "Company"), a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, today provided a business update and reported financial results for the quarter ended September 30, 2020.

"In the third quarter, we announced an important milestone for our Phase 3 REGAL study of galinpepimut-S (GPS) in acute myeloid leukemia (AML) when we received approval from the French regulatory authorities for our Investigational Medicinal Product Dossier (IMPD), which allows SELLAS to commence patient enrollment for the REGAL study in France," said Angelos Stergiou, MD, ScD h.c., President and Chief Executive Officer of SELLAS. "We also strengthened our balance sheet during the quarter with a $9.2 million private placement of shares and warrants priced at-the-market. We are using the proceeds from the financing to continue to progress our ongoing GPS studies, as the Company moves closer to the multiple data readouts that are expected over the next 18 months, including the initial data review of our mesothelioma study by year end."

Pipeline Highlights
•Galinpepimut-S (GPS)
•In September 2020, SELLAS announced the approval of its Investigational Medicinal Product Dossier (IMPD) from Agence Nationale de Sécurité du Médicament et des Produits de Santé (ANSM), the French regulatory authority, to advance the enrollment in France for the Phase 3 REGAL study of GPS in patients with AML who have achieved complete remission after second-line anti-leukemic therapy (CR2).
•Nelipepimut-S
•Finalized data from the National Cancer Institute-sponsored Phase 2 randomized trial of nelipepimut-S (NPS) in combination with granulocyte-macrophage colony-stimulating factor (GM-CSF) in women with ductal carcinoma in situ (DCIS) of the breast who are HLA-A2+ or A3+ positive, express HER2 at IHC 1+, 2+, or 3+ levels, and are pre- or post-menopausal. The VADIS study will be presented in a Spotlight Poster-Discussion Session, PD11-09, at the 2020 San Antonio Breast Cancer Symposium, December 8-12, 2020:
https://www.sabcs.org/Program/Spotlight-Sessions/Spotlight-Poster-Discussion-11
Session Date – Time: Friday, December 11, 2020: 2:15 pm – 3:30 pm

Corporate Highlights
•In August 2020, SELLAS received gross proceeds of approximately $9.2 million from a private placement financing with certain institutional and accredited investors.

Third Quarter 2020 Financial Results

R&D Expenses: Research and development expenses were $2.4 million for the third quarter of 2020, as compared to $1.8 million for the third quarter of 2019. Research and development expenses for the nine months ended September 30, 2020 were $6.5 million, as compared to $5.0 million for the same period in 2019. The increases in research and development expenses during the third quarter and the nine months ended September 30, 2020 compared to the same periods in 2019 were primarily due to clinical trial expenses incurred for the REGAL study commencing in 2020.

G&A Expense: General and administrative expenses were $2.1 million for the third quarter of 2020, as compared to $2.4 million for the third quarter of 2019. General and administrative expenses for the nine months ended September 30, 2020 were $6.3 million, as compared to $7.5 million for the same period in 2019. The decreases during the third quarter and the nine months ended September 30, 2020 compared to the same periods in 2019 were primarily due to a reduction in legal fees and personnel related expenses partially offset by an increase in insurance premiums due to hardening insurance markets.

Net Loss: Net loss attributable to common stockholders was $4.5 million for the third quarter of 2020, or a basic and diluted loss per share attributable to common stockholders of $0.53, as compared to a net loss attributable to common stockholders of $11.5 million for the third quarter of 2019, or a basic and diluted loss per share attributable to common stockholders of $2.68. Net loss attributable to common stockholders was $13.1 million for the nine months ended September 30, 2020, or a basic and diluted loss per share attributable to common stockholders of $1.83, as compared to a net loss attributable to common stockholders of $20.5 million for the nine months ended September 30, 2019, or a basic and diluted loss per share attributable to common stockholders of $11.37.

Cash Position: As of September 30, 2020, cash and cash equivalents totaled approximately $8.2 million.

Impact of COVID-19
During the third quarter of 2020, the Company continued to initiate additional sites for its GPS clinical program as planned. However, the Company has observed that clinical site initiations and patient enrollment may be delayed due to prioritization of hospital resources towards the COVID-19 pandemic. Clinicians and patients may not be able to comply with clinical trial protocols if quarantines impede patient movement or interrupt the operations at sites. Additionally, several European Union countries in which the Company plans to initiate clinical sites, including Germany, France, and Italy, have imposed new "lockdown" restrictions in response to the recent surge in coronavirus cases throughout the European Union and coronavirus cases in the United States continue to accelerate. Because of the uncertainty as to the impact that the surge in coronavirus cases could have on the operations of newly initiated sites in the United States and the European Union, which could then impact the projected timelines for the REGAL study, the Company now believes that the planned interim safety and futility analysis for the REGAL study may occur by the end of 2021 or early 2022.

About SELLAS Life Sciences Group, Inc.
SELLAS is a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, GPS, is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS’ second product candidate, NPS, is a HER2-directed cancer immunotherapy with potential for the treatment of patients with early stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, which includes triple negative breast cancer patients, following standard of care.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical facts are "forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as "plan," “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to the Company’s plans for further development of and regulatory plans for GPS, including the timing of clinical results and the potential for GPS as a drug development candidate. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the COVID-19 pandemic and its impact on the Company’s clinical plans and business strategy, risks and uncertainties associated with immune-oncology product development and clinical success thereof, the uncertainty of regulatory approval, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 13, 2020 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contacts
Adam Holdsworth
PCG Advisory
646-862-4607
adamh@pcgadvisory.com

Investor Relations
SELLAS Life Sciences Group, Inc.
917-438-4353
info@sellaslife.com